Exhibit 10.30

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is made as of December 21, 2012 by and between ARISTA POWER, INC. (the “Borrower”) and TMK-ENT, INC. (“Lender”).

W I T N E S S E T H:

WHEREAS, Lender and the Borrower are party to an Amended and Restated Credit Agreement (as in effect immediately prior to the Effective Date, the “Existing Credit Agreement”) dated as of November 13, 2012;

WHEREAS, Lender and the Borrower agree to amend and restate the Existing Credit Agreement, and Lender and the Borrower are willing to so amend and restate the Existing Credit Agreement on the terms and conditions herein set forth;

WHEREAS, Lender has agreed to loan certain funds to the Borrower, and the Borrower has agreed to borrow certain funds from Lender, subject to the terms and conditions set forth therein;

NOW THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by Lender (all of said loans hereafter referred to as the “Loans”), the parties hereto hereby agree as follows:

1.	DEFINITIONS.

1.1.          General Terms.  When used herein, the following terms shall have the following meanings:

(i)           “Available Principal Balance” shall mean an amount equal to the Maximum Revolving Facility the outstanding principal balance of Revolving Credit Loans.

(ii)           “Default” shall mean the occurrence or existence of any one or more of the following events.

(a)           The Borrower fails to pay any of its material “Liabilities” (as hereinafter defined) when due and said failure continues for a period of fifteen (15) days after written notice of same from Lender to the Borrower;

(b)           A proceeding under any Bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against Borrower which is not dismissed within sixty (60) days of its filing, or a proceeding under any Bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by Borrower or the Borrower makes an assignment for the benefit of creditors; or

(c)           A default by Borrower under any of the other Loan Documents.

(iii)           “Liabilities” shall mean all of Borrower’s liabilities, obligations, and indebtedness to Lender arising under or in accordance with the Loan Documents.

(iv)           “Loan Documents” means this Agreement and the Revolving Note.

(v)           “Maximum Revolving Commitment” shall mean $1,250,000.00, an increase of $500,000.00 from Credit Agreement dated November 13, 2012.

(vi)           “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

(vii)           “Revolving Note” shall mean that certain One Million Two Hundred Fifty Thousand and No/100 Dollar ($1,250,000.00) note dated of even date herewith executed by Borrower and made payable to the order of Lender.

(viii)           “Termination Date” shall mean December 21, 2013.

2.	CREDIT.

2.1.           Revolving Loan.  If a Default does not exist, and subject to the provisions of Article 3 below, Lender shall, until but not after the Termination Date, advance to the Borrower, on a revolving credit basis loans (the “Revolving Credit Loans”), in an amount not to exceed at any time the Available Principal Balance.  The indebtedness of Borrower under all Revolving Credit Loans shall be evidenced by the Revolving Note.

2.2.           On the Effective Date, the Loan held by Lender under the Existing Credit Agreement shall automatically, and without any action on the part of any Person, be deemed to be a Loan hereunder and such Loan hereunder shall be deemed to satisfy the Borrower’s obligation to repay such Loan under the Existing Credit Agreement.

2.3.           Maximum Principal Balance of Revolving Loan.  The aggregate outstanding balance of all Revolving Credit Loans shall at no time exceed the Maximum Revolving Commitment.  The aggregate outstanding balance of the Revolving Credit Loans at any time shall be the amounts advanced from time to time to Borrower and not repaid under Section 2.5.  The Borrower agrees that if at any time any such excess shall arise, the Borrower shall upon written request of Lender immediately pay to Lender such amount as may be necessary to eliminate such excess.

2.4.           Interest.  The Borrower shall pay interest to Lender on the outstanding and unpaid principal amount of the Revolving Credit Loans made under this Agreement at a rate of ten percent (10%) per annum.  Interest shall be calculated on the basis of a year of 365 days for the actual number of days elapsed.  All accrued and unpaid interest shall be due and payable on the Termination Date.  Accrued but unpaid interest shall not be included the aggregate outstanding balance of the Revolving Credit Loans for purposes of determining whether such balance has exceeded the Maximum Revolving Commitment.  Any amount of the Revolving Credit Loans, including, but not limited to, accrued interest, not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter until paid in full, payable on demand, at a rate per annum equal to five (5%) percent over the then applicable interest rate (the “Default Rate”).

2.5.           Method of Payment.  The Borrower hereby authorizes Lender, if and to the extent payment is not made when due under this Agreement or under the Revolving Note, to offset from any funds of the Borrower in any capacity with Lender any amount so due.  The Borrower may prepay any Loan to Lender in whole or in part with accrued interest to the date of such prepayment on the amount prepaid.

3.             CONDITIONS OF ADVANCES.  Notwithstanding any other provisions contained in this Agreement, the making of any advance in connection with any Revolving Loan shall be conditioned upon the following:

3.1.           Representations and Warranties

(i)           The statements, representations and warranties contained in Sections 3 and 4 shall be true on and as of the date of each advance as though made on and as of such date; and

(ii)           No Default has occurred and is continuing, or would result from such advance.

3.2.           No Default.  No Default shall have occurred and be continuing under this Agreement or any of the Loan Documents.

4.            NEGATIVE COVENANTS.  The Borrower covenants and agrees that so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect (unless Lender shall give its prior written consent thereto):

4.1.           Amendment of Certificate of Incorporation or By-Laws.  Borrower shall not amend its Articles of Incorporation or By-Laws, charter or other organizational documents without Lender’s prior written consent.

4.2.           Mergers, Etc.  The Borrower shall not wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person without Lender’s prior written consent.

5.	DEFAULT, RIGHTS AND REMEDIES OF THE LENDER.

5.1.           Liabilities.  If a Default shall exist or occur and be continuing, and upon the expiration of any applicable cure period, Lender may without notice declare all of the Liabilities immediately due and payable, in immediately available funds.

5.2.           Termination of Agreements.  Upon the occurrence of any Default, Lender may also, with or without proceeding with sale or foreclosure or demanding payment of the Liabilities, without notice, terminate Lender’s further performance under this Agreement or any other agreement or agreements between Lender and the Borrower and in addition may suspend Lender’s obligation to make any further advances hereunder during any cure period without further liability or obligation by Lender, and may also, upon the occurrence of any Default, appropriate and apply on any Liabilities any and all balances, credits, deposits, accounts, reserves, indebtedness, or other monies due or owing to Borrower or held by Lender hereunder or under any such financing agreement or otherwise, whether accrued or not.

5.3.           Waiver of Demand.  Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrower.  The Borrower also waives the benefit of all valuation, appraisal and exemption laws.

6.             WARRANT.  As additional consideration for entering this Agreement, the Borrower agrees, as of the date hereof, to issue to Lender a warrant with a 10-year term to purchase an aggregate of 500,000 shares of common stock of the Company at $1.38  per share pursuant to a Warrant Purchase Agreement (the “Warrant Purchase Agreement”).

7.	MISCELLANEOUS.

7.1.           Waiver.  Any suspension or waiver by Lender of a Default under this Agreement shall not suspend, waive or affect any other Default under this Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement and no Default under this Agreement shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing signed by an officer of Lender, and directed to the Borrower specifying such suspension or waiver.  The failure or delay of Lender to exercise or enforce any rights, liens, powers or remedies hereunder or under the Loan Documents or the other aforesaid agreements or other documents or against any security or collateral shall not operate as a waiver of such liens, rights, powers and remedies, but all such liens, rights powers and remedies shall continue in full force and effect until all Liabilities shall have been fully satisfied, and all liens, rights, powers and remedies herein provided for are cumulative and none are exclusive.

7.2.           Reliance by Lender.  All covenants, agreements, representations and warranties made herein by the Borrower, shall, notwithstanding any investigation by Lender, be deemed to be material to, and to have been relied upon by, Lender.

7.3.           Applicable Law; Severability.  This Agreement shall be construed in all respects in accordance with, and governed by, the internal laws (as opposed to conflicts of law provisions) of the State of New York.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

7.4.           Amendments, Etc.  No amendment, modification, termination, or waiver of any provision of the Agreement, any Loan Document, nor consent to any departure by any of the parties from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by Lender.

7.5.           Integration.  This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

7.6.           Notices.  Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given, delivered and/or received when (i) presented personally, or (ii) on the day of delivery via overnight courier to the addressee, addressed to the party to be notified as follows:

(i)           If to Lender, at 5713 Eleni Court, Avon, NY  14414

(ii)          If to Borrower, at 1999 Mt. Read Boulevard, Rochester, NY  14615

or to such other address as each party designates to the other in the manner herein prescribed.

7.7.           Equitable Relief.  Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, Lender’s remedy at law may prove to be inadequate relief to Lender; therefore, Borrower agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief if Lender proves its entitlement to such equitable relief.

7.8.           Assignment.  This Agreement shall not be assignable or transferable by the Borrower without the prior written consent of Lender and this Agreement shall be binding on successors and assigns of the parties.  The Lender may, without the consent of the Borrower, freely and without notice, assign its rights and obligations under this Agreement to any Person.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

TMK-ENT, INC.

By:
Name:
Title:

ARISTA POWER, INC.

By:
Name:
Title: